Exhibit 10.8
September 7, 2022
ACE Convergence Acquisition Corp.
1013 Centre Road, Suite 403S
Wilmington, DE 19805
Re:   Third Amendment to Sponsor Support Agreement
Ladies and Gentlemen:
Reference is made to that certain Sponsor Support Agreement, dated as of October 13, 2021, by and among each of the undersigned (as previously amended on July 5, 2022, and August 12, 2022, the “Sponsor Agreement”). Capitalized terms used herein that are not otherwise defined will have the same meanings as they were given in the Sponsor Agreement.
1.   Each of the undersigned hereby agrees that, effective as of the date hereof, the Sponsor Agreement is hereby amended to amend and restate Section 1.9 of the Sponsor Agreement in its entirety to read as follows:
Section 1.9   Exchange.
(a)   Each Sponsor listed in the table below (the “Exchanging Sponsors”) hereby agrees that, immediately prior to the consummation of the Domestication (but subject to the prior satisfaction of all of the conditions to consummation of the Transactions set forth in Article IX of the Merger Agreement), such Exchanging Sponsor shall contribute, transfer, assign, convey and deliver to the Company, and the Company shall acquire and accept from such Exchanging Sponsor, all of such Exchanging Sponsor’s right, title, and interest in, to, and under such Exchanging Sponsor’s Acquiror Class B Common Stock, and in exchange therefor, the Company shall issue to each such Exchanging Sponsor the number of shares of Acquiror Class A Common Stock set forth across from such Exchanging Sponsor’s name in the table below (the “Exchange”):
Sponsor	Shares of Acquiror Class A Common Stock
ACE Convergence Acquisition LLC	2,030,786
ACE SO5 Holdings Limited	485,714
Kai Yeung Sunny Siu	1,078,500
(b)   No certificates will be issued in connection with the Exchange, and the Company will record the exchange of the Acquiror Class B Common Stock for the Acquiror Class A Common Stock that the Exchanging Sponsors are acquiring pursuant to the terms and conditions of this Section 1.9 on its books and records. Following the Exchange, no Exchanging Sponsor will hold shares of Acquiror Class B Common Stock.
(c)   The Exchange shall be applicable only in connection with the transactions contemplated by the Merger Agreement (including the Domestication and the Merger) and this Agreement, and the Exchange shall be void and of no force and effect if this Agreement is terminated prior to the Closing.
(d)   In connection with the Domestication, the shares of Acquiror Class A Common Stock received by the Exchanging Sponsors in the Exchange shall be converted into shares of Domesticated Acquiror Common Stock in accordance with the Merger Agreement.

2.   Each of the undersigned hereby agrees that, effective as of the date hereof, Article IV of the Sponsor Agreement is hereby amended and restated in its entirety to read as follows:
ARTICLE IV
EARNOUT
Section 4.1   Earnout.
(a)   Each Sponsor included in the table below (the “Earnout Sponsors”) hereby irrevocably agrees that, following the Exchange and at (and subject only to the occurrence of) the Closing, the Shares set forth opposite such Earnout Sponsor’s name below (as adjusted for any stock split, reverse stock split or similar adjustment following the Closing) (the “Sponsor Earnout Shares”) will become restricted shares subject to the provisions set forth in Section 4.1(b). Subject to the limitations contemplated therein, each Earnout Sponsor shall have all of the rights of a shareholder of the Company with respect to its Sponsor Earnout Shares, including the right to receive dividends and/or distributions made to the holders of Acquiror Common Stock and to voting rights generally granted to holders of Acquiror Common Stock.
Earnout Sponsor	Sponsor Earnout Shares
ACE Convergence Acquisition LLC	565,000
ACE SO5 Holdings Limited	135,000
Kai Yeung Sunny Siu	300,000
(b)   On the earlier of (i) the date which is fifteen (15) months following the Closing and (ii) immediately prior to the closing of a Strategic Transaction, as defined in the Third Amended and Restated Subscription Agreements entered in to on September 7, 2022, by and between the Company and each of the Investors (as defined therein) eligible to receive Additional Period Shares (as defined therein) thereunder (collectively, the “Subscription Agreements”), each Earnout Sponsor’s Earnout Sponsor Shares will vest in an amount equal to (A) the number of Shares set forth opposite such Earnout Sponsor’s name above less (B) a number of Sponsor Earnout Shares equal to such Earnout Sponsor’s pro rata portion (based on the total number of Sponsor Earnout Shares set forth in the table in Section 4.1(a)) of the number of Additional Period Shares, if any, issuable in the aggregate under the Subscription Agreements. Any Sponsor Earnout Shares which fail to vest pursuant to this Section 4.1(b) will be automatically forfeited and transferred to the Company for no consideration to the Earnout Sponsors and no Person (other than the Company) will have any further right with respect thereto. In the event of a Strategic Transaction, the holders of any vested Sponsor Earnout Shares will be eligible to participate in such Strategic Transaction with respect to such Sponsor Earnout Shares on the same terms, and subject to the same conditions, as the other holders of shares of Acquiror Common Stock generally.
3.   With the exception of the amendment and restatement of Section 1.9 and Article IV, the Sponsor Agreement remains in full force and effect.
4.   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.
5.   This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
[Signature pages follow]

Sincerely,
ACE CONVERGENCE ACQUISITION LLC
By:
/s/ Denis Tse

Name: Denis Tse
Title:   President
ACE SO5 HOLDINGS LIMITED
By:
/s/ Denis T. Tse

Name: Denis T. Tse
Title:   Director
ACE SO3 HOLDINGS LIMITED
By:
/s/ Denis Tse

Name: Denis Tse
Title:   Executive Director
/s/ Behrooz Abdi

Behrooz Abdi
/s/ Kai Yeung Sunny Siu

Kai Yeung Sunny Siu
/s/ Denis Tse

Denis Tse
/s/ Minyoung Park

Minyoung Park
/s/ Kenneth Klein

Kenneth Klein
/s/ Omid Tahernia

Omid Tahernia
/s/ Ryan Benton

Ryan Benton
/s/ Raquel Chmielewski

Raquel Chmielewski

ACQUIROR:
ACE CONVERGENCE ACQUISITION CORP.
By: /s/ Behrooz Abdi

Name: Behrooz Abdi
Title:   Chief Executive Officer
COMPANY:
TEMPO AUTOMATION, INC.
By: /s/ Joy Weiss

Name: Joy Weiss
Title:   CEO